UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Other Events

On April 16, 2008, ROO Group, Inc. (the "Company") was provided with notice of exercise by KIT Capital Limited ("KIT") of its right pursuant to Section 4.5 of the Executive Management Agreement by and between the Company and KIT Capital Limited dated December 18, 2007 (the "Management Agreement") to purchase $5,000,000 of the Company's common stock at a price of $0.16 per share.

In addition, KIT and the Company have agreed, conditional upon the approval of an independent committee of the Company's Board of Directors, that KIT will (A) waive its right under the Management Agreement to purchase 51% of the Company's preferred stock; and (B) waive its right to require the Company to register the shares of common stock underlying the $5,000,000 investment pursuant to the Management Agreement, in consideration for the issuance by the Company of a five-year warrant to purchase 2,800,000 shares of the Company's common stock at an exercise price of $0.16 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.
Date: April 17, 2008	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chief Executive Officer